UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

Sparta Commercial Services, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	0-9483	30-0298178
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

28 West 44th Street, Suite 2001
New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number: (212) 239-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the Registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On February 22, 2017, the United States Court of Appeals for the Second Circuit affirmed the decision of the lower court, the United States District Court, Southern District of New York, in the action entitled Sparta Commercial Services Inc. v. DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, New York.

The lower court decision had resulted in an order dismissing the claims of both parties.  The Cross-Appeal filed by DZ Bank seeking attorney's fees from Sparta in excess of $2 million was also denied in its entirety.

Sparta is reviewing its options regarding further proceedings. There can be no assurance that the Court of Appeals' decision is a final adjudication of all claims, or that there will be no further determinations of liability sought by either party in this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2017

SPARTA COMMERCIAL SERVICES, INC.

By:   /s/ A. L. Havens
Name: Anthony L. Havens
Title: Chief Executive Officer